EXHIBIT 10.02

                           FORGIVABLE PROMISSORY NOTE


                                                     Canton, Massachusetts
$509,000                                             July 8, 1998
--------                                             ------------




         FOR VALUE RECEIVED, the undersigned, Alan I. Weinstein ("Payor") promises to pay to the order of J. Baker, Inc., a Massachusetts corporation, at 555 Turnpike Street, Canton, Massachusetts 02021 ("Lender"), the principal sum of Five Hundred Nine Thousand Dollars ($509,000), or so much thereof as may be outstanding all upon the terms and provisions herein ("Principal Amount").

         If Payor remains employed by Lender, or by any company directly or indirectly controlled by Lender through the following dates, the outstanding Principal Amount of this Note (the "Note") shall automatically be reduced to the amount indicated:

                                                     Outstanding
Date                                                 Principal Amount
----                                                 ----------------

Prior to 1st year anniversary from July 8, 1998      $509,000
1st year anniversary from July 8, 1998               $407,200
2nd year anniversary from July 8, 1998               $305,400
3rd year anniversary from July 8, 1998               $203,600
4th year anniversary from July 8, 1998               $101,800
5th year anniversary from July 8, 1998               $  -0-

         If Payor remains employed by Lender through July 8, 2003, this Note shall automatically be canceled and no amount shall be due hereunder.


         Pursuant to a Restricted Stock Award (the "Award") of even date herewith, Lender has the right and option to repurchase, under certain circumstances set forth in the Award Agreement, a specified number of shares of Lender's common stock, par value $.50 per share, (the "Shares") on a date certain as set forth in the Award Agreement. In the event Lender exercises its right to repurchase any Shares, the proceeds payable to Payor as a result of any such repurchase shall be applied as a reduction in the then outstanding Principal Amount of this Note and the term of the forgiveness of this Note shall be commensurately reduced.

         If at any time prior to July 8, 2003, Payor is no longer employed by Lender as a result of his voluntary resignation (which term shall not include Payor's retirement or resignation as a result of a Change of Control of the Company as defined in the Company's 1994 Equity Incentive Plan) or termination for cause (as defined in the Employment Agreement dated as of April 1, 1997 between Payor and Lender, as amended), the outstanding Principal Amount of this Note shall be immediately due and payable on the last day of Payor's employment. At such time as Payor is no longer employed by Lender and the Principal Amount of this Note remains outstanding and has not been forgiven, interest on the outstanding Principal Amount shall accrue and be payable on the last day of each month, in arrears, at an interest rate per annum of nine percent (9%). Interest will be computed on the basis of a 360 day year, compounded monthly.

         For as long as Payor remains employed by Lender, this Note shall not bear any interest. However, IRS regulations require, with respect to non-interest bearing loans (or below market loans) in excess of $10,000 between an employer and an employee, that the amount of the foregone interest (that is, interest which has not been charged by the lender) be treated as taxable compensation income to the Payor.

         Payor shall be responsible for any federal, state or local taxes which may be payable as a result of the forgiveness of the Note if such forgiveness shall be considered taxable income. Payor should seek the advice of his or her own tax advisor as to the tax consequences of this Note and the obligations hereunder.

         Lender is hereby authorized at any time and from time to time to set off and apply any and all indebtedness owing by Lender to Payor (including unpaid wages and earned but unpaid vacation pay) and other assets or properties of Payor at any time held in the possession, custody or control of Lender against any and all of the outstanding Principal Amount and interest due under this Note. Without limiting the foregoing, Payor hereby grants to Lender a continuing security interest in and to all such indebtedness, assets and properties in the possession of Lender.

         Payor hereby waives presentment, demand for payment, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance and performance of this Note. No waiver of or modification to this Note or any part hereof shall be effective unless contained in writing, signed by the party to whom enforcement is sought. No delay or omission of Lender in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

         This Note shall inure to the benefit of Lender and its successors and assigns. This Note shall be binding upon Payor and its successors.

         This Note shall be deemed to be under seal and shall be governed and construed accordingly to the laws of the Commonwealth of Massachusetts without reference to the principles of conflict of law thereof.

                                           /s/ Alan I. Weinstein
                                           Alan I. Weinstein
                                           13 Kings Road
                                           Sharon, Massachusetts 02067